Exhibit 10.91

THIRD AMENDMENT

TO

PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Third Amendment”), dated as of November 18, 2013 (the “Third Amendment Effective Date”), is made by and between Highlands Lofts, LLC, a Missouri limited liability company (“Seller”), and KBS Legacy Partners Lofts LLC, a Delaware limited liability company (“Purchaser”), with reference to the following:

WHEREAS, KBS-Legacy Apartment Community REIT Venture, LLC, a Delaware limited liability company (“KACRV”) and Seller entered into that certain Purchase and Sale Agreement dated as of October 16, 2013, that certain First Amendment to Purchase and Sale Agreement dated as of October 28, 2013 (the “First Amendment”) and that certain Second Amendment to Purchase and Sale Agreement dated as of November 14, 2013 (collectively, the “Purchase Agreement”);

WHEREAS KACRV’s rights and obligations in, to and under the Purchase Agreement have been assigned to Purchaser;

WHEREAS, Seller and Purchaser have agreed to enter into this Third Amendment to set forth their agreement regarding the matters set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree to the following:

1.         Terms. All initially capitalized terms which are used in this Third Amendment, but not otherwise defined herein, shall have the same meanings as ascribed thereto in the Purchase Agreement. For clarification purposes, the term “Banked Rents” as defined in the First Amendment, means the total amount of rents collected from tenants under Leases and “rents” in such context does not include, without limitation, any amounts collected for application fees, utility bill backs, late fees, and/or security deposits; and for purposes of calculating Banked Rents, any concessions granted on Leases entered into on or after the Third Amendment Effective Date shall be amortized over the term of the Lease and such rent including the effect of amortized concessions shall be used in lieu of the rent actually collected in such month. For example, if the Lease is executed on November 19, 2013 and is for 12 months and the rent is $1,000 per month, but the tenant receives the first month free as a concession, if the tenant pays the $1,000 rent, the amount of rent to be used for purposes of calculating Banked Rents on that Lease will be $916.67 ($1,000 x 11 months paid = $11,000 / 12 months of lease = $916.67) and not $1,000.

2.         HUD Approval Contingency. The following is hereby added to the Purchase Agreement as a new Section 3.7.4:

“HUD. This Agreement is expressly conditioned upon preliminary approval by HUD of the transaction as set forth in Form HUD 92266, Application for Transfer of Physical

Assets, and supporting documents submitted to HUD. No transfer of any interest in the Property to the Purchaser under this Agreement shall be effective prior to such HUD approval. The Purchaser will not acquire the Property prior to such approval by HUD. The Purchaser, its heirs, executors, administrators or assigns, shall have no right upon any breach by the Seller hereunder to seek damages, directly or indirectly, from the Property which is the subject of this transaction, including from any assets, rents, issues or profits thereof, and the Purchaser shall have no right to effect a lien upon the Property or the assets, rents, issues, or profits thereof.

In addition to the materials delivered pursuant to Section 3.1.1, Seller agrees to provide to Purchaser, at Seller’s expense, with interim financial statements from the date of the last audited reports, through the Closing Date, within thirty (30) days after the Closing Date. Such statement is required by item #4 under the section marked “Final Approval Process” of the instructions to Form HUD-92266. The terms of this Section 3.7.4 shall survive Closing.”

3.     Purchase Price. Section 2.1 of the Purchase Agreement is hereby deleted and replaced with the following:

“The purchase price for the Property (the “Purchase Price”) will be FORTY-TWO MILLION DOLLARS ($42,000,000) adjusted by the Rents Adjustment (as defined below). The “Rents Adjustment” is the product of the difference between the Banked Rents for the calendar month prior to the month in which the Lender’s Approval is received and $270,000 multiplied by 36, up to a maximum adjustment amount of $500,000. As an example, if the Lender’s Approval is received on February 14, 2014 and the Banked Rents for January 2014 equaled $275,000, the Rents Adjustment would be a positive $180,000 and the Purchase Price would be $42,180,000 ($275,000 - $270,000 = $5,000; $5,000 x 36 = $180,000; $42,000,000 + $180,000 = $42,180,000); if the Lender’s Approval is received on February 14, 2014 and the Banked Rents for January 2014 equaled $265,000, the Rents Adjustment would be a negative $180,000 and the Purchase Price would be $41,820,000 ($265,000 - $270,000 = $-5,000; $-5,000 x 36 = $-180,000; $42,000,000 - $180,000 = $41,820,000.”

4.     Corporate Leases. Any lease a) which allows a person or entity other than the leasee to occupy the unit, and b) is not on the form of Seller’s standard tenant lease delivered to Purchaser as part of the Property Materials (a “Corporate Lease”), must be approved by Purchaser in advance, which approval will not be unreasonably withheld conditioned or delayed, provided that Purchaser may reasonably disapprove any Corporate Lease if i) there are twenty-seven (27) or more units under Corporate Leases as of the date Seller requests approval of a new Corporate Lease, ii) if the credit quality of the prospective corporate tenant is substandard, or iii) if such new Corporate Lease would cause there to be a high concentration of Lease expirations.

5.     Qualified Tenants. The modification to Section 4.1.3 set forth in Section 5 of the First Amendment is hereby deleted. The last sentence of Section 4.1.3 is hereby deleted and replaced with the following:

“Seller shall not enter into any new Leases with a term of less than six (6) months or more than thirteen (13) months. Within twenty-four (24) hours after complete execution of each new Lease prior to Closing, Seller or its Manager shall deliver to Purchaser (via e-mail at: knicholson@legacypartners.com, pnicholson@legacypartners.com, and wright@swllp.com) i) a complete copy of such new Lease and ii) such new tenant’s rental application and other materials evidencing such new tenant’s status as a Qualified Tenant. Purchaser’s advance notice of access to the Property and Manager’s leasing files pursuant to Section 3 of this Agreement, notwithstanding Section 8 of this Agreement to the contrary, shall be via e-mail at mdonovan@balkebrown.com and sbrown@balkebrown.com with no need to also deliver such notice via overnight courier. As set forth in Section 3.1.3, Seller shall have an opportunity to have a representative present during any such inspection, and Seller expressly reserves the right to have such a representative present.”

6.         Inspection Notice. This Third Amendment shall serve as Purchaser’s Inspection Notice pursuant to Section 3.5 of the Purchase Agreement. Seller is hereby notified that Purchaser approves of the Property.

7.         Purchase Agreement Ratified. In all other respects, except as otherwise provided by this Third Amendment, the undersigned hereby ratify and confirm the Purchase Agreement which remains in full force and effect.

8.         Counterparts. This Third Amendment may be executed in counterparts, each of which shall be deemed an original and all of said counterparts shall constitute but one and the same instrument. Signatures delivered via facsimile or other electronic means shall be accepted as if original.

[REMAINDER OF PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned hereby execute this Third Amendment to be effective as of November 18, 2013.

SELLER:

HIGHLANDS LOFTS, LLC a Missouri limited liability company

By:	/s/ Steven A. Brown
Steven A. Brown, Authorized Manager

PURCHASER:

KBS LEGACY PARTNERS LOFTS LLC, a Delaware limited liability company

By:	KBS Legacy Partners Properties LLC, a Delaware limited liability company, its sole member

	By:	KBS Legacy Partners Limited Partnership, a Delaware limited partnership, its sole member

		By:	KBS Legacy Partners Apartment REIT, Inc., a Maryland corporation, its sole general partner

By: /s/ Guy K. Hays
Name: Guy K. Hays
Title: Executive Vice President

The undersigned Escrow Agent joins in the execution of this Third Amendment in order to acknowledge the terms hereof.

FIDELITY NATIONAL TITLE COMPANY

By: /s/ Kim Azure
Name: Kim Azure
Title: Commercial Escrow Officer

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